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                                                                    Exhibit 3.81


                                     BY-LAWS
                                       OF
                    LAW ENFORCEMENT TELEVISION NETWORK, INC.

                                    ARTICLE I

                                     OFFICES

      Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

      Section 2. Other Offices. The Corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

      Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2. Annual Meetings. The annual meeting of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

      Section 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called by either (a) the Chairman of the Board, if there be one, or (b) the President, and shall be called by any such officer or the Secretary at the request in writing of a majority of the Board of Directors. such request shall state the purpose or purposes of the proposed meeting. Written notice of a special meeting stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.
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      Section 4. Ouorum. Except as otherwise provided by law or by the
Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

      Section 5. Voting. Unless otherwise required by law, the Certificate of Incorporation, or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each holder of Common Stock represented at a meeting of stockholders shall be entitled to cast one vote for each share of the Common Stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

      Section 6. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.


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                                   ARTICLE III

                                    DIRECTORS

      Section 1. Number and Election of Directors. The Board of Directors shall consist of not less than one member, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and each director so elected shall hold office until the next annual meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

      Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier resignation or removal.

      Section 3. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

      Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or any director. Notice thereof stating the place, date, and hour of the meeting shall be given to each director either by mail or by telephone or telegram on twenty-four hours notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

      Section 5. Ouorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation, or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors


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present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 6. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

      Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these ByLaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

      Section 8. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated annual fee as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

      Section 9. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors


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be less than a quorum; or (b) the material f acts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (C) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

      Section 10. Executive Committee. (a) The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate from the directors an Executive Committee, which shall consist of two or more members. The number of members shall be determined from time to time by resolution passed by a majority of the whole Board of Directors. The Board of Directors shall designate for such committee a chairman, who shall continue as such during the pleasure of the Board of Directors. Members of the Executive Committee shall be appointed by the Board of Directors upon establishment of the Executive Committee and thereafter at its first meeting after each annual meeting of stockholders and, unless sooner discharged by resolution passed by a majority of the whole Board of Directors, shall hold office until their respective successors are appointed and qualified or until their earlier respective deaths or resignations. Upon establishment of the Executive Committee, any vacancy in the Executive Committee may be filled by resolution passed by a majority of the whole Board of Directors.

      (b) Regular meetings of the Executive Committee may be held without notice at such time and place as shall be determined from time to time by the Committee and communicated to all of the members thereof.

      (C) Special meetings of the Executive Committee may be called by the chairman of the Executive Committee or any two members thereof at any time on twenty-four hours notice to each member, either personally or by mail or telegram.

      (d) Unless otherwise restricted by statute, the Certificate of Incorporation, or these By-Laws, any action required or permitted to be taken at any meeting of the Executive Committee may be taken without a meeting if a written consent thereto is signed by all members and such written consent is filed with the minutes of the proceedings of the Committee.

      (e) Unless otherwise restricted by statute, the Certificate of Incorporation, or these By-Laws, members of the


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Executive committee may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

      (f) A majority of the total number of members of the Executive Committee then serving shall constitute a quorum for the transaction of business, and the act of a majority of the total number of members of the Executive Committee then serving shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such.

      (g) The Executive Committee shall keep regular minutes of its meetings. The Secretary of the Corporation, or in his absence, an assistant secretary, shall act as secretary of the Executive Committee or the Committee may, in its discretion, appoint its own secretary. The Executive Committee shall report its acts and proceedings to the Board of Directors.

      (h) The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the same authority to have complete and unrestricted access to the Corporation's books, records, internal memoranda, accounts, and all other documents relating to the Corporation or its personnel, access to the offices and other premises owned or leased by the Corporation, and access to the Corporation's officers and employees, and may authorize the seal of the Corporation to be affixed to all papers that may require it; provided, however, in no event shall the Executive Committee have any power or authority in reference to (I) amending the Certificate of Incorporation; (ii) adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; (iv) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; (v) amending the By-Laws of the corporation; or (vi) unless specifically so authorized by resolution passed by a majority of the whole Board of Directors, declaring a dividend authorizing the issuance of stock or adopting a certificate of ownership and merger pursuant to the Delaware General Corporation Law.

      Section 11. Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees other than the Executive Committee, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in


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such resolution or resolutions, shall have and may exercise the powers of the
Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, subject to the same limitations set forth in
Article III, Section 10 of these By-Laws. Such committee or committees shall have such name or names and conduct its business in such areas and under such rules and regulations as may be determined from time to time by resolution passed by a majority of the whole Board of Directors. Each such committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                   ARTICLE IV

                                    OFFICERS

      Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary, and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors, one or more Vice-Presidents, a General Counsel, Assistant Secretaries, Assistant Treasurers, and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation, or these ByLaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman and Vice Chairman of the Board of Directors, need such officers be directors of the Corporation.

      Section 2. Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation, who shall hold their offices with such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

      Section 3. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the


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same power as the President to sign all contracts, certificates, and other instruments of the Corporation that may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors also shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

      Section 4. President. The President shall, subject to the control of the Board of Directors and the Chairman or, if there be one, Vice Chairman of the Board of Directors, be the Chief Executive officer of the Corporation and shall have general supervision of the business operations of the Corporation. He may execute all bonds, mortgages, contracts, and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman and Vice Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

      Section 5. Vice-Presidents. At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice-President or the Vice-Presidents if there is more than one (in the order and with such titles designated by the Board of Directors), shall perform the duties of the President, and, when so acting, shall have all the powers of and be so subject to all the restrictions upon the President. Each Vice-President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice-President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

      Section 6. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders kept for that purpose. The Secretary also shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and


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shall perform such other duties as may be prescribed by the Board of Directors or Chairman of the Board, under whose supervision he shall be. If the Secretary shall be unable or refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the Chairman of the Board may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates, and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

      Section 7. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation.

      Section 8. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the President, any Vice-President, or the


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Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

      Section 9. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the President, any vice-President, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the corporation.

      Section 10. General Counsel. A General Counsel for the Corporation may be appointed annually by the Board of Directors, at a level or rate of compensation to be set by the Board of Directors. The Board of Directors, in its discretion, may appoint an individual lawyer or law firm as General Counsel of the Corporation. If a law firm should be selected, then one member thereof shall be designated as the particular lawyer in such firm whose personal services are contemplated.

      Section ii. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                    ARTICLE V

                                      STOCK

      Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation
(a) by the Chairman of the Board of Directors, the President, or a Vice-President and (b) by the


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Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary
of the Corporation, certifying the number of shares owned by him in the Corporation.

      Section 2. Signatures. Where a certificate is countersigned by (a) a transfer agent other than the Corporation or its employee or (b) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

      Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, (a) require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate and (b) fulfill such other conditions as may be reasonably necessary for the protection of the Corporation.

      Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

      Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such


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meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      section 6. Beneficial owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI

                                     NOTICES

      Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws to be given to any director, member of a committee, or stockholder, such notice may be given by mail, addressed to such director, member of a committee, or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

      Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation, or these ByLaws to be given to any director, member of a committee, or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VII

                               GENERAL PROVISIONS

      Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board


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

of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

      Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

      Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

      Section 5. Shares of Other Corporations. The Chairman of the Board, or in his absence the President, or in the absence of both, any Vice Chairman of the Board or Vice President, is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation, bank, banking association, or other entity standing in the name of the Corporation. The authority herein granted to said officer to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation, bank, banking association, or other entity may be exercised either by said officer in person or by any person authorized so to do by proxy or power of attorney duly executed by said officer. Notwithstanding the above, however, the Board, in its discretion, may designate by resolution any additional person to vote or represent said shares of other banks, banking associations, and other entities.

                                  ARTICLE VIII

                                   AMENDMENTS

      Section 1. These By-Laws may be altered, amended, or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors at a regular or special meeting thereof; provided, however, that if such action shall be taken at a regular meeting, notice of such alteration, amendment, repeal, or adoption of new By-Laws shall be contained in the notice of such meeting of stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders


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

of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

      Section 2. Entire Board of Directors. As used in this Article VIII and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors that the Corporation would have if there were no vacancies.


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